Amendment to Merger Agreement

      Amendment to the Agreement and Plan of Merger made this 14th day of April, 1998 by the undersigned parties hereto.

      Reference is hereby made to that certain Agreement and Plan of Merger dated as of April 1, 1998 (the "Merger Agreement") among NUTRITION HEADQUARTERS, INC., a Delaware corporation, LEE NUTRITION, INC., a Delaware corporation, NUTRO LABORATORIES, INC., a New Jersey corporation, MICHAEL C. SLADE, ABRAHAM FELDMAN TRUST F/B/O RUTH SLADE U/A 1/21/91 and ABRAHAM FELDMAN TRUST F/B/O E. STEVEN LENGER U/A 1/21/91, and NBTY, INC., a Delaware corporation ("NBTY"), and NUTRITION HEADQUARTERS (DE), INC., a Delaware corporation and a wholly owned subsidiary of NBTY.

      Each of the undersigned hereby agrees that the definition of the term "Working Capital of the Companies" provided in Section 1.01 of the Merger Agreement shall be amended and restated in its entirety as set forth below:

            "Working Capital of the Companies" means the balance of the combined current assets of the Companies less the balance of the combined current liabilities of the Companies, in each case, as of the specified date and computed in accordance with the Company Accounting Policies; provided, however, that such assets shall be increased and such liabilities shall be decreased, as the case may be, by the aggregate amount of the Transaction Expenses paid, or to be paid, by the Companies.

      Except as specifically provided above, each of the undersign hereby ratifies and confirms all of the terms and provisions of the Merger Agreement and confirms that such agreement shall continue to be in full force and effect as amended and modified hereby. This Amendment to the Merger Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be wholly performed in that State.


                     [The next page is the Signature Page]


      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                    NUTRITION HEADQUARTERS, INC.


                                    By: /s/ Michael C. Slade
                                        ---------------------------------------
                                        Name: Michael C. Slade
                                        Title: Chairman, President and Chief
                                               Executive Officer


                                    LEE NUTRITION, INC.


                                    By: /s/ Michael C. Slade
                                        ---------------------------------------
                                        Name: Michael C. Slade
                                        Title: Chairman, President and Chief
                                               Executive Officer


                                    NUTRO LABORATORIES, INC.


                                    By: /s/ Michael C. Slade
                                        ---------------------------------------
                                        Name: Michael C. Slade
                                        Title: Chairman, President and Chief
                                               Executive Officer


                                        /s/ Michael C. Slade
                                        ---------------------------------------
                                        MICHAEL C. SLADE


                                    ABRAHAM FELDMAN TRUST
                                    F/B/O RUTH SLADE U/A 1/21/91


                                    By: /s/ Ruth Slade
                                        ---------------------------------------
                                        Name: Ruth Slade
                                        Title: Trustee of Abraham Feldman
                                               Trust F/B/O Ruth Slade U/A
                                               1/21/91 (the "RS Trust"). The
                                               Trustee is signing this
                                               document solely in her fiduciary
                                               capacity, and recourse against
                                               the RS Trust shall be limited
                                               solely to the assets of the RS
                                               Trust, and no recourse shall be
                                               had against the Trustee thereof.


                                    ABRAHAM FELDMAN TRUST
                                    F/B/O E. STEVEN LENGER U/A 1/21/91


                                    By: /s/ E. Steven Lenger
                                        ---------------------------------------
                                        Name: E. Steven Lenger
                                        Title: Trustee, of Abraham Feldman
                                               Trust F/B/O E. Steven Lenger
                                               U/A/ 1/21/91 (the "ESL Trust").
                                               The Trustee is signing this
                                               document solely in his fiduciary
                                               capacity, and recourse against
                                               the ESL Trust shall be limited
                                               solely to the assets of the ESL
                                               Trust, and no recourse shall be
                                               had against the Trustee thereof.


                                    NBTY, INC.


                                    By: /s/ Scott Rudolph
                                        ---------------------------------------
                                        Name: Scott Rudolph
                                        Title: President


                                    NUTRITION HEADQUARTERS (DE), INC.


                                    By: /s/ Scott Rudolph
                                        ---------------------------------------
                                        Name: Scott Rudolph
                                        Title: President